Exhibit 32.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Current Report of Amedisys, Inc. (the “Company”) on Form 8-K dated August 12, 2003 (the “Report”), I, Gregory H. Browne, Chief Financial Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gregory H. Browne

Gregory H. Browne Chief Financial Officer August 12, 2003